UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

Cougar Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50096	30-0135720
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Gongnong Rd

Qiaokou District

Wuhan 430035, PRC

(Address of principal executive office, including zip code)

(027) 8386-6860

(Telephone number, including area code)

10655 NE 4th Street, Suite 400, Bellevue, Washington 98004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not applicable.

(b)	Not applicable.

(c)	(1) Names and Positions of New Officers. On August 30, 2005, the Board of Directors (the “Board”) appointed the following persons to serve in the capacities as officers of Cougar Holdings Inc. (the “Registrant”), as follows:

• Chief Executive Officer – Zhou, Hongdun

• Chief Financial Officer – Yu, Huajun

• Chief Operational Officer – Chen, Limin

• Secretary – Hu, Guangyuan

(2) Additional Information.

• Zhou, Hongdun

Business Experience: Mr. Zhou has been the President and Managing Director of Wuhan Youji Industries Co. Limited since 1994 and a director of the Registrant since July 2005. Mr. Zhou began his career in 1968 as a technical staff member at Wuhan Youji Hecheng Chemical Plant (presently known as Wuhan Youji Industries Co. Limited.) after graduating from college. Subsequently, he has held the positions of Deputy Manager and Director at Wuhan Youji Hecheng Chemical Plant. Mr. Zhou has been recognized as a Most Outstanding Entrepreneur in Hubei Province four times. He is also a representative of People’s Congress of both the Qiaokou District of Wuhan and the City of Wuhan.

Other Directorships: None.

Family Relationships: None.

Related Transactions: In connection with the acquisition by the Registrant of Wuhan Youji Industries Co., Limited, Mr. Zhou received 716,743 shares of the Registrant’s common stock. Additional information is not available as of the time of filing this Form 8-K. The Registrant undertakes to file an amendment to this Form 8-K with such information when such information becomes available.

• Yu, Huajun

Business Experience: Mr. Yu has substantial experience in financial management of large and medium sized enterprises, including project financing, budgeting, and internal auditing. From June 2002 to August 2005, Mr. Yu served as the Chief Financial Officer of Linuo Group Co., Ltd. From February 1998 to June 2002, he served as the General Manager of Financing Department of China Gaoke Stock Co., Ltd. From January 1998 to February 1998, he served as the General Manager of Financing Department of Hainan Haiguo Investment Group Co.

Other Directorships: None.

Family Relationships: None.

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Related Transactions: None.

• Chen, Limin

Business Experience; Other Directorships; Family Relationships; Related Transactions: Such information is not available as of the time of filing this Form 8-K. The Registrant undertakes to file an amendment to this Form 8-K with such information when such information becomes available.

• Hu, Guangyuan

Business Experience: Mr. Hu has been the President of Wuhan Linuo Investment Co. Limited since July 2003 and has substantial experience in financing and financial management and control of a company. Serving as a credit manager of Standard Chartered Bank and Construction Bank of China for about 10 years, Mr. Hu is also experienced in banking management, project financing and investment.

Other Directorships: None.

Family Relationships: None.

Related Transactions: None.

(3) Material Terms of Employment Agreements. It has not been determined as of the time of filing this Form 8-K of the material terms of any employment agreement between the Registrant and any the above-referenced officers. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, the Registrant undertakes to file an amendment to this Form 8-K with such information when such information is determined.

(d)

(1) Names of New Directors. On August 30, 2005, the Board, pursuant to Article 3, Section 2 of the Bylaws of the Registrant, increased the size of the board of directors from two to four members. On August 30, 2005, the Board, pursuant to Article 3, Section 3 of the Bylaws of the Registrant, appointed the following individuals to fill the two newly-created vacancies:

• Mr. Chen, Limin

• Mr. Yu, Huajun

The Board also designated the existing members of the board as chairman and vice-chairman as follows:

• Chairman of the Board – Gao, Yuankun

• Vice-Chairman of the Board – Zhou, Hongdun

(2) Arrangement/Understanding for Selection as Director. There are no arrangements or understandings between Mr. Yu and any other person pursuant to which Mr. Yu was selected as a director. With respect to Mr. Chen, such information is not available as of the time of filing this Form 8-K. The Registrant undertakes to file an amendment to this Form 8-K with such information when such information is determined.

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(3) Board Committees. The Registrant’s Board of Directors currently does not have any committees.

(4) Related Transactions. Such information has not been determined as of the time of filing this Form 8-K of the material terms of any employment agreement between the Registrant and any the above-referenced officers. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, the Registrant undertakes to file an amendment to this Form 8-K with such information when such information is determined.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR HOLDINGS INC.

/s/ YUANKUN GAO
President

September 1, 2005

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